DAVIDSON & COMPANY LLP           Chartered Accountants    A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A-5 of Jewett-Cameron Trading Company Ltd. of our report dated October 28, 2005 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

March 13, 2006

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172